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                                                                   Exhibit 10.32



                      ASSIGNMENT AND AMENDMENT AGREEMENT
                      ----------------------------------

     This Assignment and Amendment Agreement, (this "Assignment") is made
                                                     ----------
effective as of April 11, 2000 ("Effective Date"), by and between Brand Optical Corporation ("Brand Optical"), a California corporation; Dr. Dean Edell ("Edell"), an individual; and HealthCentral.com a Delaware corporation.


                                  BACKGROUND

     Edell and Brand Optical entered into two Licensing Agreements dated April 8, 1993, attached here as Exhibit A (collectively, the "Agreements"). Brand Optical entered into a contract with Sunglass Products of California ("Cable Car") for Cable Car to market and sell eyewear utilizing the Dr. Dean Edell Name in exchange for certain royalty payments (the "Cable Car/Brand Optical Agreement"). HealthCentral.com and Brand Optical are entering into a separate agreement whereby Brand Optical and Cable Car will terminate the Cable Car/Brand Optical Agreement. HealthCentral.com intends to enter into separate agreements with Cable Car regarding the distribution of eyewear. In connection therewith, Brand Optical now desires to assign the Agreements, and its rights and obligations thereunder to HealthCentral.com; HealthCentral.com intends to assume the Agreements and all rights and obligations of Brand Optical thereunder, and Edell consents to such assignment and assumption. Edell and HealthCentral.com further desire to amend the terms of the Agreements.

     NOW, THEREFORE, for full and sufficient consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                                   AGREEMENT

     1.   Assignment of Rights by Brand Optical.  Brand Optical hereby assigns
          -------------------------------------
to HealthCentral.com the Agreements, including without limitation all rights and benefits of Brand Optical thereunder.

     2.   Assumption of Liabilities by HealthCentral.com.  HealthCentral.com
          ----------------------------------------------
hereby assumes the Agreements and agrees to perform, pay and discharge in a timely manner all obligations and liabilities of Brand Optical under such Agreement which accrue on or after the Effective Date hereof.

     3.   Amendment.
          ---------

          Royalty Payments.  Edell and HealthCentral.com agree that any
          -----------------
obligation on HealthCentral.com (or Brand Optical) to pay a royalty to Edell as provided for in Sections 5, 9, and 10 of each of the Agreements shall cease as of January 1, 2000. Edell acknowledges and agrees that Brand Optical shall be solely responsible for payment of any and all royalties owing Edell as of the Effective Date hereof.


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        4.      Payment to Edell.
                -----------------

        HealthCentral.com hereby agrees to make to Edell a one-time payment of $1,500,000 within three business days after the latest of (i) the date on which all relevant parties have executed and delivered this Assignment; and (ii) the date on which all relevant parties have executed and delivered a separate Amendment and Termination Agreement by and between Brand Optical, Edell and HealthCentral.com (the "Termination Agreement").


        5.      Representations and Warranties.  Edell represents and warrants
                -------------------------------
that he owns all right, title and interest into the trademark and trade name "Dr. Dean Edell" and has not granted any rights to any third person or entity would conflict with his grant of rights under this Assignment. Edell further represents that the rights granted to HealthCentral.com in the Agreement are all of Edell's rights which are necessary for HealthCentral.com to manufacture, market and sell eyewear utilizing the Dr. Dean Edell Name and/or likeness.


        6.      Miscellaneous.  All other terms and provisions of the Agreement
                --------------
shall remain in full force and effect. This Assignment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                This assignment has been executed by the parties as of the date first above written.

DR. DEAN EDELL:                                BRAND OPTICAL CORPORATION


/s/ Dr. Dean Edell  4/10/00                    By: /s/ [ILLEGIBLE]
---------------------------                       ----------------------

                                               Its: CEO - PRESIDENT
                                                   ----------------------


HEALTHCENTRAL.COM


By: /s/  [ILLEGIBLE]
    ---------------------

Its: EVP & CFO
    ---------------------




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